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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                            COMPANY CONTACT: Paul A. Miller
                                                                  (978) 725-7555

                                 LSB CORPORATION
                           THIRD QUARTER RESULTS 2003

NORTH ANDOVER, MA, -- (BUSINESS WIRE) - October 17, 2003 - LSB Corporation, (the "Corporation" or the "Company") (NASDAQ-LSBX), today announced results for the three and nine months ended September 30, 2003. Press releases and SEC filings can be viewed on the internet at our website www.LawrenceSavings.com/press-main.asp or www.LawrenceSavings.com/stockholder-info.asp, respectively.

The Corporation reported net income of $654,000 or $0.15 diluted earnings per share for the third quarter of 2003. This amount compares to net income of $695,000 or $0.15 diluted earnings per share for the same period of 2002. Net income for the nine months ended September 30, 2003 totaled $1,839,000 or $0.42 diluted earnings per share compared to $2,330,000 or $0.51 diluted earnings per share for the nine months ended September 30, 2002.

Net income for the quarter ended September 30, 2003 decreased due to net interest income declining by $423,000. Offsetting this decline was non-interest income increasing by $335,000 and non-interest expenses declining by $112,000. The increase in non-interest income of $335,000 for the third quarter of 2003 from $323,000 in the same quarter of 2002 was primarily due to increased income on loan fees to $233,000 in 2003 compared to a loss of $102,000 in 2002. The current year's income on loan fees for the third quarter can be attributed to $120,000 in commercial loan prepayment penalties in the third quarter of 2003. Last year's loss in loan fees for the third quarter can be attributed to provisions for losses on mortgage servicing rights (MSR's) of $98,000 in the third quarter of 2002 due to higher than normal prepayment speeds used in the fair value calculation of MSR's caused by the low interest rate environment on mortgage loans. Non-interest expenses were $2,417,000 in the third quarter of 2003 compared to $2,529,000 for the same quarter of 2002. This decrease in the third quarter of 2003 is primarily due to salaries and employee benefits decreasing to $1,417,000 in 2003 down from $1,507,000 in 2002. The Company instituted several salary reduction initiatives during the third quarter of 2003 as a result of the net interest margin declining to 2.66%. Occupancy and equipment expenses decreased to $159,000 for the third quarter of 2003 from $182,000 in 2002 due to a decrease in depreciation expenses and a reduction in building repairs and maintenance. Professional expenses increased to $187,000 for the third quarter 2003 from $170,000 for the same period in 2002 due to a rise in audit fees and legal expenses. Data processing expenses totaled $186,000 in the third quarter of 2003 down from $200,000 in 2002's third quarter.

Net income for the first nine months of 2003 declined due to net interest income decreasing by $1,024,000 for the first nine months of 2003 compared to 2002. Non-interest income increased to $1,321,000 for the first nine months of 2003 compared to $1,101,000 in 2002. This increase

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was mainly attributable to gains on the sale of mortgage loans totaling $457,000 in the first nine months of 2003 compared to $323,000 in 2002. Also contributing to the increase were loan fees of $53,000 in the first nine months of 2003 compared to a loss of $14,000 in the same period of 2002. Non-interest expenses remained fairly consistent for the first nine months of 2003 at $7,461,000 down from $7,589,000 in the first nine months of 2002. Other expenses decreased $98,000 mainly attributable to reductions in marketing and professional development expenses. Contributing to this decrease were salary and employee benefits which decreased $38,000 in 2003's first nine months compared to 2002.

Net interest income decreased to $2,812,000 for the third quarter 2003 compared to $3,235,000 in the same quarter in 2002. Net interest income declined by $1,024,000 for the nine months ended September 30, 2003 compared to the same period in 2002. Interest income in the third quarter of 2003 and the first nine months of 2003 experienced an overall decrease due to a declining interest rate environment on interest earning assets and a lower average balance of loans from the same periods in 2002. The coverage of the allowance for loan losses to total loans has increased to 2.04% at September 30, 2003 from 1.71% at December 31, 2002 attributable to lower loan balances. Interest expense incurred a similar decline in interest rates resulting in lower rates paid on deposits and borrowed funds; however, the rates paid on deposits and borrowed funds have declined at a slower pace during 2003 from 2002. As a result, the net interest margin decreased year to date in 2003 to 2.89% from 3.17% in 2002.

The Corporation continues to look for quality assets and seeks to maintain a low level of risk assets and to grow the loan portfolio profitably. This is evident by the low level of delinquencies and non-performing loans as of September 30, 2003 and 2002. Non-performing loans totaled $22,000 and $1,000 at September 30, 2003 and December 31, 2002, respectively. The Company has made zero provisions for loan losses in 2003 and 2002. The Company has not acquired property through foreclosure in the past five years.

Total assets decreased to $427,861,000 at September 30, 2003 down from $439,134,000 at December 31, 2002. The decrease in asset size at September 30, 2003 from December 31, 2002 is due to the paydown of $11,307,000 in borrowed funds as these became due. The cash used came from the payoff of loans which declined by $37,345,000 and the reduction of $9,633,000 in Federal funds. The additional cash was used to purchase investment securities, which increased by $35,870,000 since December 31, 2002.

Total deposits at September 30, 2003 were $280,531,000 up from $279,465,000 at December 31, 2002. The change from December 31, 2002 is due to an increase in money market investment accounts partially offset by a decrease in certificates of deposit accounts. Although the total balance of deposits remained fairly level, the mix of deposits changed from higher interest bearing deposits to lower interest bearing accounts.

At September 30, 2003, the Company's stockholder's equity was $53,019,000 as compared to $54,059,000 at December 31, 2002. The change during the first nine months of 2003 occurred due to net income of $1,839,000 and the exercise of stock options of $275,000, which increased stockholders' equity. The following items decreased stockholders' equity: a $617,000 decrease

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in market values on securities available for sale (net of taxes), the declaration of dividends of $1,515,000 and stock repurchases of $1,022,000. The Corporation's leverage ratio was 12.26% and 12.10% at September 30, 2003 and December 31, 2002, respectively. The Corporation exceeds all regulatory minimum capital ratio requirements as defined by the Federal Reserve Bank as of and for all periods presented. The Bank exceeds all regulatory minimum capital ratio requirements as defined by the FDIC as of and for all periods presented.

Lawrence Savings Bank, the Company's wholly-owned subsidiary, is a Massachusetts-chartered savings bank organized in 1868 and headquartered at 30 Massachusetts Avenue, North Andover, Massachusetts, approximately 25 miles north of downtown Boston. Lawrence Savings Bank operates 5 banking offices in Andover, Lawrence, Methuen, and North Andover. Go to www.LawrenceSavings.com for all your Internet Banking needs. Please visit it today.

This press release may contain certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are not historical facts and include expressions of management's expectations at a specific point in time regarding future relationships, structures, opportunities and market conditions. Such expectations may or may not be realized, depending on a number of variable factors, including but not limited to, changes in interest rates, disruptions in credit markets, changes in regional and local economic conditions, changes in the regulatory environment, and changes in the competitive environment in which the Company operates. As a result of such risks and uncertainties, the Company's actual results may differ materially from such forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to publicly release revisions to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statement.

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                                 LSB CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET*
                      (In thousands, except per share data)


                                                                September 30, 2003      December 31, 2002
---------------------------------------------------------------------------------------------------------
Loans                                                                     $205,782               $243,127
Allowance for loan losses                                                   (4,209)                (4,167)
Investments held to maturity                                               144,505                113,325
Investments available for sale                                              57,774                 53,084
Federal Home Loan Bank Stock                                                 5,950                  5,950
Federal funds sold                                                              --                  9,633
Other assets                                                                18,059                 18,182
---------------------------------------------------------------------------------------------------------
Total assets                                                              $427,861               $439,134
=========================================================================================================
Deposits                                                                  $280,531               $279,465
Borrowed funds                                                              90,284                101,591
Other liabilities                                                            4,027                  4,019
Stockholders' equity                                                        53,019                 54,059
---------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                $427,861               $439,134
=========================================================================================================
Book value per share                                                      $  12.56               $  12.71
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

                    CONDENSED CONSOLIDATED INCOME STATEMENT*
                        (In thousands, except share data)


                                                   Three months ended                             Nine months ended
                                         ----------------------------------------     -----------------------------------------
                                         September 30, 2003    September 30, 2002     September 30, 2003     September 30, 2002
-------------------------------------------------------------------------------------------------------------------------------

Interest income                                  $    4,977            $    6,158             $   15,953             $   19,059
Interest expense                                      2,165                 2,923                  6,880                  8,962
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Net interest income                                   2,812                 3,235                  9,073                 10,097
Provision for loan losses                                --                    --                     --                     --
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Net interest income after provision
   for loan losses                                    2,812                 3,235                  9,073                 10,097
Non-interest income                                     658                   323                  1,321                  1,101
Non-interest expense                                  2,417                 2,529                  7,461                  7,589
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Net income before income taxes                        1,053                 1,029                  2,933                  3,609
Income tax expense                                      399                   334                  1,094                  1,279
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Net income                                       $      654            $      695             $    1,839             $    2,330
===============================================================================================================================
Basic earnings per share                         $     0.16            $     0.16             $     0.44             $     0.53
Diluted earnings per share                       $     0.15            $     0.15             $     0.42             $     0.51
===============================================================================================================================
Average shares outstanding                        4,214,501             4,343,045              4,211,435              4,369,759
Average diluted shares outstanding                4,412,909             4,515,517              4,378,550              4,544,412
===============================================================================================================================


                          SELECT FINANCIAL INFORMATION*
                             (Dollars in thousands)


                                                     Three months ended                            Nine Months Ended
                                          ----------------------------------------     ----------------------------------------
                                          September 30, 2003    September 30, 2002     September 30, 2003    September 30, 2002
----------------------------------------------------------------------------------     ----------------------------------------
Select financial ratios:
  Return on average assets                             0.60%                 0.62%                  0.57%                 0.71%
  Return on average stockholders' equity               4.90%                 5.07%                  4.63%                 5.74%

                                                                                       September 30, 2003     December 31, 2002
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
Capital ratios:
  Shareholders' equity to total assets ratio                                                       12.39%                12.31%
Risk-based ratio
   Leverage ratio                                                                                  12.25%                12.10%
   Total capital ratio                                                                             20.65%                17.74%

Asset quality ratios:
   Allowance for loan losses to loans                                                               2.05%                 1.71%
   Risk assets to total assets                                                                      0.01%                 0.00%
Risk assets:
   Non-performing loans                                                                            $   22                $    1
   Other real estate owned                                                                              4                    12
-------------------------------------------------------------------------------------------------------------------------------
Total risk assets                                                                                  $   26                $   13
===============================================================================================================================

*Unaudited